
                                                                                                             EXHIBIT 11


                                     BANKERS LIFE HOLDING CORPORATION AND SUBSIDIARIES

                                             Computation of Earnings Per Share
                                                        (unaudited)



                                                                                          Three months ended
                                                                                               March 31,
                                                                                        ----------------------
                                                                                        1996              1995
                                                                                        ----              ----
   Shares outstanding, beginning of period......................................    50,597,758        52,782,700

     Weighted average shares issued (retired) during the period:
       Employee defined contribution plan.......................................           --             18,680
       Stock options (1)........................................................            98
       Shares acquired and effectively retired (2)..............................    (1,095,762)               --
       Common stock equivalents related to stock options........................        19,776                --
                                                                                   -----------       -----------

         Weighted average shares outstanding (3)................................    49,521,870        52,801,380
                                                                                   ===========       ===========

     Net income ................................................................   $30,048,000       $26,805,000
                                                                                   ===========       ===========

         Net income per common share............................................          $.61              $.51
                                                                                          ====              ====


(1)   Bankers issued 830 shares during the three months ended March 31, 1996 upon the exercise of stock options.

(2)   Bankers purchased 1,272,248 common shares in the three months ended March 31, 1996.

(3)   Additional shares from the assumed exercise of stock options are not material.

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